UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2019

Infinity Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Massachusetts Avenue, Cambridge, MA		02138
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 453-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.001 par value	INFI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 16, 2019, Samuel Agresta, M.D., M.P.H., Chief Medical Officer of Infinity Pharmaceuticals, Inc. (the “Company”) and a named executive officer of the Company, notified the Company of his decision to resign effective September 13, 2019. Dr. Agresta confirmed that he is not resigning as a result of any dispute or disagreement with the Company.

(d) On August 20, 2019, our Board of Directors (the “Board”), based on the recommendation of the Nominating and Corporate Governance Committee of our Board, elected Samuel Agresta, M.D., M.P.H., as a director to fill a vacancy on our Board and appointed Dr. Agresta to the Research and Development Committee (the “R&D Committee”). His term will begin on October 16, 2019 (the “Commencement Date”) and will expire at our 2020 annual meeting of stockholders or his earlier death, resignation, or removal.

In accordance with our Company’s director compensation program, Dr. Agresta will receive an annual cash retainer of $42,000 for service on our Board. Dr. Agresta will also receive a $7,500 retainer for service as a member of the R&D Committee. These amounts are payable on the Commencement Date and are pro-rated based on the length of his initial term. In addition, under our Company’s director compensation program, Dr. Agresta will receive on the Commencement Date an option to purchase up to 60,000 shares of our common stock at a price equal to the closing price of our common stock on the Nasdaq Global Select Market on the Commencement Date. This option, which will be granted under our 2019 Stock Incentive Plan, will vest and become exercisable over a period of two years in equal quarterly installments beginning at the end of the first quarter after the Commencement Date, provided that Dr. Agresta continues to serve as a director.

(e) In connection with Dr. Agresta’s resignation as Chief Medical Officer, Dr. Agresta has agreed to repay to the Company $200,000 of the $800,000 signing bonus that he received upon the commencement of his employment with the Company.

Item 8.01.	Other Events.

On August 22, 2019, the Company issued a press release announcing the resignation of Dr. Agresta as Chief Medical Officer of the Company and his election to the Board. The full text of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information contained on the websites referenced in the press release is not incorporated herein.

Item 9.01.	Exhibits and Financial Statements.

Exhibit No.	Description

99.1	Press release dated August 22, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PHARMACEUTICALS, INC.

Date: August 22, 2019	By:	/s/ Seth A. Tasker
Seth A. Tasker
VP, General Counsel